Exhibit 10.1

BED BATH & BEYOND INC.

NONQUALIFIED DEFERRED

COMPENSATION PLAN

BED BATH & BEYOND INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Table of Contents

Article 1 - Definitions

1.1	Account	1
1.2	Administrator	1
1.3	Board	1
1.4	Change-in-Control	1
1.5	Code	2
1.6	Compensation	2
1.7	Deferrals	2
1.8	Deferral Election	2
1.9	Disability	2
1.10	Effective Date	2
1.11	Eligible Employee	2
1.12	Employee	2
1.13	Employer	3
1.14	Employer Discretionary Contribution	3
1.15	In-Service Account	3
1.16	Investment Fund or Funds	3
1.17	Matching Contribution	3
1.18	Participant	3
1.19	Plan Year	3
1.20	Retirement	3
1.21	Retirement Account	3
1.22	Separation from Service	3
1.23	Trust	3
1.24	Trustee	3
1.25	Years of Service	4

Article 2 - Participation

2.1	Commencement of Participation	4
2.2	Loss of Eligible Employee Status	4

Article 3 - Elections and Contributions

3.1	Deferral Elections - General	4
3.2	Time of Election	4
3.3	Distribution Elections	5
3.4	Additional Requirements	5
3.5	Matching Contributions	5
3.6	Employer Discretionary Contributions	5
3.7	Crediting of Contributions	5

Article 4 - Vesting

4.1	Vesting of Deferrals	6
4.2	Vesting of Matching Contributions	6
4.3	Vesting of Employer Discretionary Contributions	6
4.4	Vesting in Event of Retirement, Disability, Death or Change-in-Control	6
4.5	Amounts Not Vested	7
4.6	Forfeitures	7

Article 5 - Accounts

5.1	Accounts	7
5.2	Investments, Gains and Losses	8

Article 6 - Distributions

6.1	Distributions - General	8
6.2	Distributions from an In-Service Account	8
6.3	Distributions Upon Retirement	9
6.4	Substantially Equal Annual Installments	9
6.5	Distributions Upon a Change-in-Control	9
6.6	Distributions due to other Separation from Service	9
6.7	Distributions upon Disability	9
6.8	Distributions upon Death	9
6.9	Changes to Distribution Elections	10
6.10	Distributions to Specified Employee	10
6.11	Minimum Distribution	10
6.12	Unforeseeable Emergency	10

Article 7 - Beneficiaries

7.1	Beneficiaries	11
7.2	Lost Beneficiary	11

Article 8 - Funding

8.1	Prohibition Against Funding	11
8.2	Deposits in Trust	11
8.3	Withholding of Employee Contributions	12

Article 9 - Claims Administration

9.1	General	12
9.2	Claims Procedure.	12
9.3	Right of Appeal	12
9.4	Review of Appeal	13
9.5	Designation	13

Article 10 - General Provisions

10.1	Administrator	13
10.2	No Assignment	13
10.3	No Employment Rights	14
10.4	Incompetence	14
10.5	Identity	14
10.6	Other Benefits	14
10.7	Indemnity	14
10.8	Expenses	15
10.9	Insolvency	15
10.10	Amendment, Modification, Suspension or Termination	15
10.11	Termination Due to Change-in-Control	15
10.12	Construction	15
10.13	Governing Law	15
10.14	Severability	15
10.15	Headings	16
10.16	Terms	16
10.17	409A Compliance	16

BED BATH & BEYOND INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Bed Bath & Beyond Inc., a New York corporation, and its affiliates and subsidiaries, hereby adopts this Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees.  This Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended (and all rulings and regulations thereunder (“ERISA”)). It is intended to comply with Internal Revenue Code Section 409A.  This Plan is effective January 1, 2006.

Article 1 - Definitions

1.1                     Account.

The bookkeeping account established for each Participant as provided in section 5.1 hereof.

1.2                     Administrator.

An administrative committee appointed by the Chief Executive Officer of the Employer, said committee to include at least three individuals.  The Administrator shall serve as the agent for the Employer with respect to the Trust.

1.3                     Board.

The Board of Directors of the Employer.

1.4                     Change-in-Control.

Provided that such definition shall be interpreted in a manner that is consistent with Code Section 409A and regulations thereunder, a “Change-in-Control” of the Employer (which, for purpose of this Section 1.4 shall mean Bed Bath & Beyond Inc. but not any of its affiliates or subsidiaries) shall mean the first to occur of any of the following:

(a)           the date that any one person or persons acting as a group acquires ownership of Employer stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Employer;

(b)           the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer;

(c)           the date that any one person or persons acting as a group acquires assets from the Employer that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Employer immediately prior to such acquisition; or

(d)           the date that a majority of members of the Employer’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

1.5                     Code.

The Internal Revenue Code of 1986, as amended and all rulings and regulations thereunder.

1.6                     Compensation.

The Participant’s regular earnings including any pretax elective deferrals from said Compensation to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125, and excluding (i) bonus or incentive compensation, (ii) welfare benefits, fringe benefits and any other noncash remuneration, (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a stock option, a stock grant or any other similar arrangement, and (iv) moving expenses.

1.7                     Deferrals.

The portion of Compensation that a Participant elects to defer in accordance with Article 3 hereof.

1.8                     Deferral Election.

The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

1.9                     Disability.

For purposes of Section 4.4 and Section 6.7, a Participant shall be considered disabled if the Participant would be considered disabled under the Employer’s long term disability plan, determined without regard to any waiting periods imposed by such plan.  In the event the Employer no longer maintains a long term disability plan, Disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

1.10              Effective Date.

January 1, 2006.

1.11              Eligible Employee.

An Employee shall be considered an Eligible Employee if such Employee is designated as an Eligible Employee by the Administrator. The designation of an Employee as an Eligible Employee in any year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future year.

1.12              Employee.

Any person employed by the Employer.

1.13              Employer.

Bed Bath & Beyond Inc. and its affiliates and subsidiaries.

1.14              Employer Discretionary Contribution.

A discretionary contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.6 hereof.

1.15     In-Service Account.

One or more bookkeeping accounts established pursuant to Section 5.1(b).

1.16              Investment Fund or Index.

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.17              Matching Contribution.

A contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.5 hereof.

1.18              Participant.

An Eligible Employee who is a Participant as provided in Article 2.

1.19              Plan Year.

The calendar year of January 1 through December 31.

1.20              Retirement.

Retirement means a Participant has reached age sixty-five (65) and has a voluntary or involuntary Separation from Service with the Employer.

1.21     Retirement Account.

One or more bookkeeping accounts established pursuant to Section 5.1(a).

1.22              Separation from Service.

A Separation from Service shall mean a separation from service with the Employer within the meaning of Code Section 409A(a)(2)(A)(i) and regulations thereunder.

1.23              Trust.

The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of IRS Rev. Proc. 92-64.

1.24              Trustee.

Investors Bank and Trust Company, or such other successor that shall become Trustee pursuant to the terms of the Plan.

1.25              Years of Service.

A Participant’s “Years of Service” shall be measured by employment during a twelve (12) month period commencing with the Participant’s date of hire and anniversaries thereof.

Article 2 - Participation

2.1                     Commencement of Participation.

Each Eligible Employee shall become a Participant at the earlier of the date on which his or her Deferral Election first becomes effective or the date on which an Employer Contribution is first credited to his or her Account.

2.2                     Loss of Eligible Employee Status.

A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election for a Plan Year following the loss of Eligible Employee status, and all Deferrals for such Participant shall cease as of the completion of the Deferral Election for the Plan Year.  Amounts credited to the Account of a Participant described in this Section 2.2 shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

Article 3 - Elections and Contributions

3.1                     Deferral Elections - General.

A Participant’s Deferral Election for a Plan Year is irrevocable for that applicable Plan Year; provided, however that a cessation of Deferrals shall be allowed if required by the terms of the Employer’s qualified 401(k) plan in order for the Participant to obtain a hardship withdrawal from the 401(k) plan.  Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article 6, and shall reduce such Participant’s Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article 8.  The Deferral Election, in addition to the requirements set forth below, must designate: (i) the amount of Compensation to be deferred, (ii) the time of the distribution, and (iii) the form of the distribution.

3.2                     Time of Election.

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a)           A Deferral Election with respect to any Compensation must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned.

(b)           Notwithstanding the foregoing and in the discretion of the Employer, in a year in which an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days after the date on which an Employee is first eligible to participate, with respect to Compensation to be earned during the remainder of the calendar year after such election is made.

3.3                     Distribution Elections.

At the time a Participant makes a Deferral Election, he or she must also elect the time of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) as provided in Section 5.1.

3.4                     Additional Requirements.

The Deferral Election, subject to the limitations set forth in Sections 3.1 and 3.2 hereof, shall comply with the following additional requirements:

(a)           Deferrals may be made in whole percentages or stated dollar amounts with such limitations as determined by the Administrator.

(b)           The maximum amount that may be deferred each Plan Year is twenty-five percent (25%) of the Participant’s Compensation.

3.5                     Matching Contributions.

(a)           Subject to subsection (b) below, the Employer shall credit to the Account of each Participant who makes Deferrals a Matching Contribution in an amount equal to fifty percent (50%) of the Deferrals contributed by the Participant, up to a maximum Deferral of six percent (6%) of each Participant’s eligible Compensation, offset dollar for dollar by any matching contribution that the Employer makes to the Employer’s qualified 401(k) plan on behalf of the Participant. The Employer shall credit the Matching Contribution to the same Account or Accounts to which the Participant directs his or her Deferrals according to Section 3.3 above.

(b)           Notwithstanding anything to the contrary, the combined maximum annual matching contribution that may be made on behalf of a Participant to this Plan and to the 401(k) qualified plan is fifty percent (50%) of the Deferrals contributed by the Participant up to a maximum Deferral of six percent (6%) of each Participant’s eligible Compensation where Compensation is limited to the Code Section 401(a)(17) amount for the applicable Plan Year.  Thus, the maximum Matching Contribution between both plans cannot exceed three percent (3%) (50% of a maximum matched Deferral of 6%) of the Participant’s eligible Compensation.

3.6                     Employer Discretionary Contributions.

The Employer reserves the right to make Employer Discretionary Contributions to some or all Participants’ Accounts in such amount and in such manner as may be determined by the Employer.

3.7                     Crediting of Contributions.

(a)           Deferrals shall be credited to a Participant’s Account, and if applicable transferred to the Trust, as soon as administratively feasible following each payroll period.

(b)           Matching Contributions shall be credited to a Participant’s Account, and if applicable transferred to the Trust, on or before March 30 of the Plan Year following the Plan Year for which such Matching Contribution is being credited.

(c)           Employer Discretionary Contributions shall be transferred to the Trust at such time as the Employer shall determine.

Article 4 - Vesting

4.1                     Vesting of Deferrals.

A Participant shall be one hundred percent (100%) vested in his or her Account attributable to Deferrals and any earnings or losses on the investment of such Deferrals.

4.2                     Vesting of Matching Contributions.

Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Matching Contributions and any earnings or losses on the investment of such Matching Contributions in accordance with the following schedule:

Completed Years of Service	Vested Percentage
1 but fewer than 2	20%
2 but fewer than 3	40%
3 but fewer than 4	60%
4 but fewer than 5	80%
5 years or more	100%

4.3                     Vesting of Employer Discretionary Contributions.

A Participant shall have a vested right to the portion of his or her Account attributable to Employer Discretionary Contribution(s) and any earnings or losses on the investment of such Employer Discretionary Contribution(s) according to such vesting schedule as the Employer shall determine at the time an Employer Discretionary Contribution(s) is made.

4.4                     Vesting in Event of Retirement, Disability, Death or Change-in-Control.

(a)           A Participant who has a Separation from Service due to Retirement shall be fully vested in the amounts credited to his or her Account as of the date of Retirement.

(b)           A Participant who has a Separation from Service due to Disability shall be fully vested in the amounts credited to his or her Account as of the date of Disability.

(c)           A Participant who has a Separation from Service due to death shall be fully vested in the amounts credited to his or her Account as of the date of death.

(d)           Upon a Change-in-Control, all Participants shall be fully vested in the amounts credited to their Accounts as of the date of the Change-in-Control.

4.5                     Amounts Not Vested.

Any amounts credited to a Participant’s Account that are not vested at the time of his or her Separation from Service shall be forfeited.

4.6                     Forfeitures.

Any forfeitures from a Participant’s Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Matching Contributions and/or Employer Discretionary Contributions until such forfeitures have been entirely so applied.  If the Employer advises the Trustee that no further employer Matching Contributions and/or Employer Discretionary Contributions will be made, then such forfeitures shall be returned to the Employer.

Article 5 - Accounts

5.1                     Accounts.

The Administrator shall establish and maintain bookkeeping Accounts in the name of each Participant as provided in subsection (a) and (b), below, as elected by the Participant pursuant to Article 3.  A Participant may have a maximum of ten (10) Accounts at any time.

(a)           A Participant may establish one or more Retirement Accounts by designating in such Participant’s Deferral Election.  Each Participant’s Retirement Account shall be credited with Deferrals, any Matching Contributions allocable thereto, any Employer Discretionary Contributions as specified in the Participant’s Deferral Election, and the Participant’s allocable share of any earnings or losses on the foregoing.  Each Participant’s Retirement Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

(b)           A Participant may elect to establish one or more In-Service Accounts by designating in such Participant’s Deferral Election the year in which payment shall be made at the time the account is initially established.  The minimum initial deferral period for an In-Service Account shall be three (3) years provided, however, that if a Participant has elected to receive a distribution of Matching Contributions prior to the year in which such Matching Contributions have become vested then, notwithstanding the Participant’s election, he or she shall be deemed to have elected to defer such Matching Contributions until the first year in which such Matching Contributions have become vested. Each of the Participant’s In-Service Accounts shall be credited with Deferrals, any Matching Contributions allocable thereto, any Employer Discretionary Contributions as specified in the Participant’s Deferral Election, and the Participant’s allocable share of any earnings or losses on the foregoing.  Each of the Participant’s In-Service Accounts shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

5.2                     Investments, Gains and Losses.

(a)           General Rule.  The Participant shall elect one or more Investment Indexes for the deemed investment, subject to Section 5.2(d) below, of his or her deferred Compensation.  Such Investment Indexes shall be designated by the Administrator and such elections shall be made on a form provided by, and in manner specified by, the Administrator and shall apply solely for purposes of determining the amount of earnings or losses to be credited or debited to the Account established on behalf of such Participant by the Administrator pursuant to this Article 5.  In making the Investment Index Election, the Participant must specify, in whole percentages, the percentage of his or her Account that he or she wishes to be deemed to be invested in one or more Investment Indexes.

(b)           Changing an Investment Index Election.  A Participant may make a new Investment Index Election with respect to his or her Account(s) by filing a new election no more than six (6) times each Plan Year in accordance with procedures established by the Administrator.

(c)           Changing Available Investment Indexes.  The Employer may from time to time, at the discretion of the Administrator, change the Investment Indexes and increase or decrease the number of Investment Indexes for purposes of this Plan.

(d)           No Participant Interest in Index.  Notwithstanding the Participant’s ability to designate the Investment Index in which his or her deferred Compensation shall be deemed invested, the Employer shall have no obligation to invest any funds in accordance with the Participant’s election.  Participants’ Accounts shall merely be bookkeeping entries on the Employer’s books, and no Participant shall obtain any property right or interest in any Investment Index.

Article 6 - Distributions

6.1                     Distributions - General.

Each Participant shall designate on his or her Deferral Election the form and timing of his or her distribution by indicating the type of account as described under Section 5.1, and by designating the manner in which payments shall be made from the choices available under Sections 6.2 and 6.3 hereof.  Notwithstanding anything to the contrary herein provided, no acceleration of the time or schedule of payments under the plan shall occur except as permitted under both this Plan and Code Section 409A(a)(3).

6.2                     Distributions from an In-Service Account.

In-Service Account payouts shall begin as soon as administratively feasible but no later than sixty (60) days following January 1 of the calendar year designated by the Participant, on a properly submitted Deferral Election, and are payable in either a lump-sum payment or substantially equal annual installments, as described in Section 6.4 below, over a period of up to five (5) years as elected by the Participant in his or her Deferral Election.  If a Participant has an In-Service Account(s) at the time of his or her Retirement, said Account(s) shall be distributed in a lump sum as soon as administratively feasible but no later than sixty (60) days following the Participant’s Retirement, subject to Section 6.10 below.

6.3                     Distributions Upon Retirement.

If the Participant has a Separation from Service due to Retirement, the Participant’s Retirement Account shall be distributed as soon as administratively feasible but no later than sixty (60) days following the Participant’s Retirement, subject to Section 6.10 below.  Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.4 below, over a period of up to ten (10) years as elected by the Participant.

6.4                     Substantially Equal Annual Installments.

The amount of the substantially equal payments shall be determined by multiplying the Participant’s Account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).  The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s Account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Installment payments made pursuant to this Section 6.4 shall be made on the applicable anniversaries of the date as of which the Participant elected to commence distributions in installments in his or her Deferral Election.

6.5                     Distributions Upon a Change-in-Control.

Upon a Change-in-Control, all amounts credited to the Participant’s Accounts as of the date of the Change-in-Control shall be paid in a lump sum as soon as administratively possible but no later than sixty (60) days following such Change-in-Control.

6.6                     Distributions due to other Separation from Service.

Upon a Participant’s Separation from Service for any reason other than Retirement, death or Disability, all vested amounts credited to his or her Account(s) shall be paid to the Participant in a lump-sum, as soon as administratively feasible but no later than sixty (60) days following the date of Separation from Service, subject to Section 6.10 below.

6.7                     Distributions upon Disability.

Upon a Participant’s Separation from Service due to Disability, all amounts credited to his or her Account(s) shall be paid to the Participant in a lump-sum, as soon as administratively feasible but no later than sixty (60) days following the date of Separation from Service due to Disability.

6.8                     Distributions upon Death.

Upon the death of a Participant, all amounts credited to his or her Account(s) shall be paid, as soon as administratively feasible but no later than sixty (60) days following his or her date of death, to his or her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump-sum.

6.9                     Changes to Distribution Elections.

A Participant will be permitted to elect to change the form or timing of the distribution of his or her Account(s) to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Employer, (ii) an election to further defer a distribution (other than a distribution upon death, Disability or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Employer at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. For purpose of this Section 6.9, a series of installment payments paid from a single In-Service Account shall be treated as a single payment.

6.10              Distributions to Specified Employee.

Notwithstanding anything herein to the contrary, if any Participant is a “Specified Employee,” as defined herein, upon a Separation from Service for any reason other than Disability or death, a distribution to such Participant may not be made before the date which is six (6) months after the date of Separation from Service (or, if earlier, the date of death of the Participant).  The term “Specified Employee” shall have the meaning that such term is given in Code Section 409A.

6.11              Minimum Distribution.

Notwithstanding any provision to the contrary, and subject to Section 6.10 above, if the balance of a Participant’s Account at the time of a Separation from Service for any reason is $10,000 or less, then the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following said Separation from Service, subject to Section 6.10 above.

6.12              Unforeseeable Emergency

The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an “unforeseeable emergency.”  The term “unforeseeable emergency” shall have the meaning that such term is given in Code Section 409A. If an unforeseeable emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

Article 7 - Beneficiaries

7.1                     Beneficiaries.

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan.  Such designation shall be made on a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.  If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2                     Lost Beneficiary.

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.  If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited.  Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

8.1                     Prohibition Against Funding.

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person.  Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA.  Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.2                     Deposits in Trust.

Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.  The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant, all Matching Contributions, and any Employer Discretionary Contributions.

8.3                     Withholding of Employee Contributions.

The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant’s Deferrals under Section 3.1 hereof from his or her Compensation.  The Administrator shall determine the amount and timing of such withholding.

Article 9 - Claims Administration

9.1                     General.

If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

9.2                     Claims Procedure.

Upon receipt of any written claim for benefits, the Company’s Vice President of Human Resources (the “Claim Officer”) shall be notified and shall give due consideration to the claim presented.  If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Claim Officer determines that the claim should be denied in whole or in part, the Claim Officer shall, in writing, notify such claimant within ninety (90) days of receipt of the claim that the claim has been denied.  The Claim Officer may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days, provided that the Claim Officer determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If the claim is denied to any extent by the Claim Officer, the Claim Officer shall furnish the claimant with a written notice setting forth:

(a)           the specific reason or reasons for denial of the claim;

(b)           a specific reference to the Plan provisions on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)           an explanation of the provisions of this Article.

9.3                     Right of Appeal.

A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim.  A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.2.

9.4                     Review of Appeal.

Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal.  Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary.  In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments.  After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties.  The decision shall specifically state its reasons and pertinent Plan provisions on which it relies.  The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up to sixty (60) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

9.5                     Designation.

The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.  Any person so designated shall have the same authority and discretion granted to the Administrator hereunder.

Article 10 - General Provisions

10.1              Administrator.

The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the Trust in accordance with Section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

10.2              No Assignment.

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3              No Employment Rights.

Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.  Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4              Incompetence.

If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

10.5              Identity.

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.  Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6              Other Benefits.

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7              Indemnity.

To the maximum extent permitted by applicable state law and to the extent not covered by insurance, the Employer shall indemnify and hold harmless the Claim Officer, the Administrator and each member thereof, the Board of Directors and each member thereof, and delegates of the Administrator who are employees of the Employer, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge, in good faith, of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or provided by the Employer under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

10.8              Expenses.

All expenses incurred in the administration of the Plan, whether incurred by the Employer, the Administrator or the Plan, shall be paid by the Employer.

10.9              Insolvency.

Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and Chief Executive Officer, shall give immediate written notice of such fact to the Administrator and the Trustee.  Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and the Trustee shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

10.10       Amendment, Modification, Suspension or Termination.

The Employer may, at any time, in its sole discretion, amend, modify, suspend or terminate the Plan in whole or in part, except that no such amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts.  In the event that this Plan is terminated, the distribution of the amounts credited to a Participant’s Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.

10.11       Termination Due to Change-in-Control.

                Upon a Change-in-Control and payout of all amounts as provided in Section 6.5 above, the Plan shall terminate.

10.12       Construction.

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.13       Governing Law.

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, including Section 409A of the Code, and to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the state of New Jersey, other than its laws respecting choice of law.

10.14       Severability.

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.  If the inclusion of any

Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Code Section 409A, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

10.15       Headings.

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.16       Terms.

Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

10.17       409A Compliance.

This Plan will, at all times, be operated in good faith compliance with Section 409A of the Code in accordance with Internal Revenue Service Notice 2005-1 and proposed regulations thereunder (and any subsequent IRS notices or guidance). In the event that any provision of this Plan is inconsistent with Code Section 409A or such guidance, then the applicable provisions of Code Section 409A shall supersede such provision.  Nothing herein shall be construed as an entitlement to our guarantee of any particular tax treatment to a Participant.

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